Exhibit 99.1
LIMELIGHT NETWORKS REPORTS THIRD QUARTER 2008 RESULTS
•	Grew revenue to $33.1 million, a 9% sequential increase from the second quarter and 18% increase from third-quarter 2007 non-GAAP revenue of $28.0 million

•	Grew AARPC (average annualized revenue per customer) by 8% through continued focus on high-quality customers

•	Delivered over 70 million video streams for NBCOlympics.com on MSN
TEMPE, AZ. – 6 November 2008 – Limelight Networks, Inc. (Nasdaq: LLNW) today reported third-quarter 2008 revenue of $33.1 million and a net loss of $15.4 million, or 18 cents per basic share. Non-GAAP net loss, adjusted for certain charges, was $0.5 million or 1 cent per basic share. EBITDA, adjusted for share-based compensation, litigation and potential damage cost accruals, was $5 million. The non-GAAP loss of 1 cent per basic share excludes a charge of 13 cents per basic share related to litigation and potential damage cost accruals, and 5 cents per basic share of share-based compensation.
A reconciliation of GAAP to non-GAAP net income is included in the attached tables.
“Disciplined execution enabled us to achieve strong sequential growth in the third quarter,” commented Jeff Lunsford, chairman and chief executive officer, Limelight Networks, Inc. “We experienced new traffic records across our network and, even in this tough economic environment, are continuing to see attractive growth opportunities within the media, software, game and enterprise customer segments.”
Financial Highlights
Third-quarter revenue was $33.1 million, up 18 percent from $28.0 million of non-GAAP revenue in the year-ago third quarter and above the high end of the range of guidance previously provided by the Company. Capital purchases incurred were $6.8 million. The Company ended the quarter with no bank debt and approximately $177 million in cash and short-term marketable securities.
Fourth-Quarter Outlook
Limelight Networks anticipates fourth-quarter revenue to be in the range of $33 million to $34 million. The Company also expects substantially reduced potential damage accruals of under $750 thousand plus accrued interest related to ongoing litigation.
Conference Call

Management will host a quarterly conference call for investors beginning at 3:00 p.m. MT (5 p.m. ET). This call will be audiocast live at http://www.llnw.com. It can also be accessed toll-free at 1-866-761-0748 within the United States or 1-617-614-2706 outside of the U.S using Conference ID 89097839. A replay will be available from the company’s website following the call.
Safe-Harbor Statement
This press release contains forward-looking statements concerning, among other things, the outlook for the Company’s revenues, net loss and stock-based compensation expense for the third quarter of 2008, customer growth, market growth, pricing pressures, expansion into additional market segments, product and services improvements and litigation and related expenses. Forward-looking statements are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, risks and uncertainties discussed in the Company’s Annual Report on Form 10K and other filings with the Securities and Exchange Commission and the final review of the results and amendments and preparation of quarterly financial statements, including consultation with our outside auditors. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.
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About Limelight Networks, Inc.
Limelight Networks, Inc. (Nasdaq: LLNW) is a content delivery partner enabling the next wave of Internet business and entertainment. More than 1300 Internet, entertainment, software, and technology brands trust our robust, scalable platform to monetize their digital assets by delivering a brilliant online experience to their global audience. Our architecture bypasses the busy public Internet using a dedicated optical network that interconnects thousands of servers and delivers massive files at the speed of light – directly to the access networks that consumers use every day. Our proven network and passion for service provides our customers confidence that every object in their library will be delivered to every user, every time. Read our blog at http://blog.llnw.com or visit http://www.limelightnetworks.com for more information.
Copyright (C) 2008 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners
Contact:
Paul Alfieri of Limelight Networks, Inc.
+1-917-297-4241
palfieri@llnw.com

LIMELIGHT NETWORKS, INC.
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2008	2008	2007	2007	2008	2007
Supplemental financial data (in thousands):

Share-based compensation:

Cost of revenues	$594	$558	$422	$346	$1,658	$1,010

General and administrative	1,669	1,698	1,702	3,754	5,031	9,199

Sales and marketing	1,400	1,431	1,289	1,152	4,137	2,676

Research and development	642	598	542	1,007	1,723	2,400

Total share-based compensation	$4,305	$4,285	$3,955	$6,259	$12,549	$15,285

Depreciation and amortization:

Network-related depreciation	$6,607	$6,192	$5,602	$5,020	$18,812	$15,310

Other depreciation	343	311	268	174	901	579

Total depreciation and amortization	$6,950	$6,503	$5,870	$5,194	$19,713	$15,889

Capital expenditures:

Capital expenditures (cash and accrual)	$6,803	$5,013	$7,291	$8,769	$14,911	$21,635

Net increase (decrease) in cash, cash equivalents and marketable securities	$(7,844)	$(10,194)	$6,370	$174,891	$(20,513)	$186,256

End of period statistics:

Number of customers under recurring contract	1,304	1,291	988	876	1,304	988

Number of employees	285	252	218	213	285	218

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2008	2008	2007	2007	2008	2007
Cash flows from operating activities:

Net loss	$(15,353)	$(15,331)	$(3,125)	$(10,644)	$(49,126)	$(17,675)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,951	6,502	5,870	5,194	19,713	15,889
Share-based compensation	4,304	4,285	3,955	6,259	12,549	15,285
Deferred income tax (benefit) expense	129	23	(294)	1,048	(82)	286
Provision for litigation	2,343	6,743	—	—	16,220	—
Loss (income) on foreign currency exchange	(30)	12	—	—	(18)	—
Accounts receivable charges	1,802	1,925	1,689	1,170	5,289	3,536
Accretion of debt discount	—	—	—	383	—	424
Accretion of marketable securities	11	21	(277)	—	(421)	(277)
Loss on marketable securities	—	16	—	—	71
Changes in operating assets and liabilities:
Accounts receivable	(11,006)	(1,880)	1,202	(7,641)	(15,157)	(4,441)
Prepaid expenses and other current assets	417	(4,452)	(143)	(545)	(3,948)	(2,495)
Income taxes receivable	8	(129)	412	(848)	473	(126)
Other assets	153	67	(153)	(426)	784	(698)
Accounts payable	2,348	(73)	(1,883)	(2,980)	(2,359)	(5,595)
Accounts payable, related parties	—	(150)	(19)	(763)	(230)	(781)
Deferred revenue	4,799	(774)	8,462	3,612	4,326	12,094
Other current liabilities	3,555	(3,859)	2,009	5,405	4,733	8,044
Other long term liabilities	(64)	64	—	—	—	—

Net cash provided by (used in) operating activities	367	(6,990)	17,705	(776)	(7,183)	23,470

Cash flows from investing activities:
Purchases of property and equipment	(7,870)	(4,231)	(12,094)	(5,461)	(14,536)	(20,650)
Purchase of marketable securities	—	(30,400)	(43,411)	(28,589)	(65,125)	(72,001)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2008	2008	2007	2007	2008	2007
Sale of marketable securities	16,000	34,825	7,000	—	95,025	7,000

Net cash provided by (used in) investing activities	8,130	194	(48,505)	(34,050)	15,364	(85,651)

Cash flows from financing activities:
Payments on credit facilities	—	—	—	(23,818)	—	(23,818)
Borrowings on line of credit	—	—	—	—	—	1,500
Payments on line of credit	—	—	—	(1,500)	—	(1,500)
Payments on capital lease obligations	—	—	—	(91)	—	(250)
Escrow funds returned from share repurchase	—	1,070	1,029	2,091	1,070	3,418
Excess tax benefit related to stock option exercises	—	—	—	—	—	23
Proceeds from exercise of stock options and warrants	31	53	4	—	191	35
Proceeds from initial public offering, net of issuance costs	—	—	(586)	204,498	—	203,912

Net cash provided by financing activities	31	1,123	447	181,180	1,261	183,320

Effect of exchange rate changes on cash and cash equivalents	(223)	260			(120)

Net increase (decrease) in cash and cash equivalents	8,305	(5,413)	(30,353)	146,354	9,322	121,139
Cash and cash equivalents, beginning of period	114,841	120,254	159,103	12,749	113,824	7,611

Cash and cash equivalents, end of period	$123,146	$114,841	$128,750	$159,103	$123,146	$128,750

LIMELIGHT NETWORKS, INC.
Reconciliation of GAAP Revenue to Non-GAAP Revenue
(In thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2008	2008	2007	2007	2008	2007
GAAP revenue	NA	NA	$29,190	$21,436	NA	$73,979

Deferred traffic revenue			(2,645)	2,645		—

Deferred custom CDN services			1,504	820		2,324

Non-GAAP revenue	NA	NA	$28,049	$24,901	NA	$76,303

LIMELIGHT NETWORKS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2008	2008	2007	2007	2008	2007
GAAP net loss	$(15,352)	$(15,331)	$(3,125)	$(10,644)	$(49,126)	$(17,675)

Deferred revenue	—	—	(1,141)	3,465	—	2,324
Deferred cost of traffic and services	—	—	649	(935)	—	(286)
Provision for litigation	2,343	6,743	—	—	16,220	—
Share-based compensation	4,305	4,285	3,955	6,259	12,549	15,285
Litigation related expenses	8,189	2,667	2,002	1,636	16,222	4,523

Non-GAAP net (loss) income	$(515)	$(1,636)	$2,340	$(219)	$(4,135)	$4,171

LIMELIGHT NETWORKS, INC.
Reconciliation of GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2008	2008	2007	2007	2008	2007
GAAP net loss	$(15,352)	$(15,331)	$(3,125)	$(10,644)	$(49,126)	$(17,675)

Add: depreciation and amortization	6,950	6,503	5,870	5,194	19,713	15,889
Add: interest expense	11	11	18	821	43	1,412
Less: interest and other income	(1,613)	(957)	(2,490)	(573)	(4,631)	(3,151)
Plus income tax (benefit) expense	130	(25)	181	221	(78)	602

EBITDA	(9,874)	(9,799)	454	(4,981)	(34,079)	(2,923)
Add: deferred revenue	—	—	(1,141)	3,465	—	2,324
Add: provision for litigation	2,343	6,743	—	—	16,220	—
Add: share-based compensation	4,305	4,285	3,955	6,259	12,549	15,285
Add: litigation related expenses	8,189	2,667	2,002	1,636	16,222	4,523
Less: deferred traffic and service costs	—	—	649	(935)	—	(286)

Adjusted EBITDA	$4,963	$3,896	$5,919	$5,444	$10,912	$18,923